Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rainmaker Systems, Inc.

Campbell, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Incentive Plan of our report dated March 31, 2010, relating to the consolidated financial statements and schedule of Rainmaker Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO USA, LLP
(formerly known as BDO Seidman, LLP)

San Francisco, California
February 18, 2011